UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 13, 2009

ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC
(Exact name of Registrant as specified in its Charter)

Delaware	0-52701	30-0408288

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
Two World Financial Center - 7th Floor
New York, NY 10281
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:	(212) 236-8129

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Merrill Lynch Alternative Investments LLC is the manager (the “Manager”) of ML Transtrend DTP Enhanced FuturesAccess LLC (the “Registrant”).

(b)           Effective as of August 13, 2009, Paul Morton resigned as a Chief Executive Officer and President of the Manager and resigned as a member of the Manager’s Board of Managers.

Effective as of August 13, 2009, Thomas W. Lee resigned as a Vice President of the Manager and resigned as a member of the Manager’s Board of Managers.

(c)           Effective as of August 13, 2009, Justin C. Ferri became the Chief Executive Officer and President of the Manager.

Justin C. Ferri, 34 years old, has been a Vice President and a member of the Manager’s Board of Managers since June 13, 2008 and has been registered with the NFA as a principal of the Manager since July 29, 2008.  He also serves as Managing Director within the Merrill Lynch Pierce Fenner & Smith Global Investment Solutions group (“MLPF&S” & “GIS” respectively), responsible for heading the Product & Platform Management team.  In addition, Mr. Ferri is a Vice President of IQ Investment Advisors LLC (“IQ”), an indirect, wholly-owned investment adviser subsidiary of Merrill Lynch & Co., and serves as President of each of IQ’s publicly traded closed-end mutual fund companies.  Prior to his role in GIS, Mr. Ferri was a Director in the MLPF&S Global Private Client Market Investments & Origination group, and before that, he served as a Vice President and head of the MLPF&S Global Private Client Rampart Equity Derivatives team. Prior to joining Merrill Lynch in 2002, Mr. Ferri was a Vice President within the Quantitative Development group of mPower Advisors LLC from 1999 to 2002, and prior to that, he worked in the Private Client division of JP Morgan & Co.  He holds a B.A. degree from Loyola College in Maryland.

Justin C. Ferri continues to serve as a member of the Manager’s Board of Managers, a position which he held prior to his appointment as the Chief Executive Officer and President.

(d)           Effective as of August 13, 2009, Deann Morgan became a member of the Manager’s Board of Managers.

Deann Morgan, 40 years old, has been a Vice President of the Manager and Managing Director of Global Investment Solutions, heading Alternative Investments Origination for Merrill Lynch’s Global Wealth & Investment Management Group since March 2008.  From April 2006 until March 2008, Ms. Morgan was a Director for Merrill Lynch’s Investments, Wealth Management & Insurance group, where she was responsible for origination of private equity and listed alternative investments.  Between August 2004 and April 2006, Ms. Morgan worked for Merrill Lynch’s Investment Banking Group covering Asian corporate clients. She received her M.B.A. from University of Chicago and her B.B.A. from University of Michigan. Her listing with NFA as principal is pending.

Deann Morgan continues to serve as a Vice President of the Manager, a position which she held prior to her appointment as a member of the Manager’s Board of Managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC

By:	Merrill Lynch Alternative Investments LLC, its Manager

By:	/s/ Justin C. Ferri
Name: Justin C. Ferri
Position: Member of Board of Managers, Chief Executive Officer and President

Date:  August 19, 2009